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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Healtheon/WebMD Corporation and to the incorporation by reference therein of our report dated February 18, 2000, except for Notes 2 and 23 as to which the date is May 31, 2000, with respect to the consolidated financial statements of OnHealth Network Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP

Seattle, Washington
July 26, 2000